UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 13, 2010

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Citadel Drive, Suite 300, Commerce, California		90040
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Compensatory Arrangements of Certain Officers.

On May 13, 2010, the stockholders of Reading International, Inc. (the “Company”) approved the 2010 Stock Incentive Plan (the “Plan”) at the annual meeting of stockholders in accordance with the recommendation of the board of directors of the Company.  The Plan provides for awards of stock options, restricted stock, bonus stock, and stock appreciation rights to eligible employees, directors, and consultants.  The Plan permits issuance of a maximum of 1,250,000 shares of class A nonvoting common stock.  The Plan expires automatically on March 11, 2020.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 13, 2010.  The stockholders considered two proposals, each of which is described in detail in its proxy statement, which was filed with the Securities and Exchange Commission on April 14, 2010.  The proposals voted upon and the results of those votes were the following:

Proposal 1:  Approval the adoption of the Reading International, Inc. 2010 Stock Incentive Plan

FOR	AGAINST	ABSTAIN
1,165,895	45,158	700

Proposal 2:  Election of eight directors to the board of directors to serve until the 2011 annual meeting of stockholders

NAME	FOR	AGAINST	ABSTAIN
James J. Cotter, Sr.	1,170,110	3,376	38,267
Eric Barr	1,210,798	736	219
James J. Cotter, Jr.	1,169,790	3,696	38,267
Margaret Cotter	1,169,810	3,676	38,267
William D. Gould	1,169,530	3,956	38,267
Edward L. Kane	1,207,598	3,936	219
Gerard P. Laheney	1,207,617	3,917	219
Alfred Villaseñor	1,205,743	5,791	219

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Reading International, Inc. 2010 Stock Incentive Plan (incorporated by reference to Appendix A of the proxy statement of Reading International, Inc. filed on April 14, 2010)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: May 18, 2010	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer